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Exhibit 10.23

AMENDMENT NO. 1
TO THE
VERTEX PHARMACEUTICALS INCORPORATED
2006 STOCK AND OPTION PLAN

Effective February 7, 2008, the Vertex Pharmaceuticals Incorporated 2006 Stock and Option Plan (the "Plan") hereby is amended as follows:

Section 3 of the Plan is deleted in its entirety and the following is substituted therefor:

3. SHARES SUBJECT TO THE PLAN

        The number of Shares subject to this Plan as to which Stock Rights may be granted from time to time shall be (i) 7,350,000 or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Section 17 of this Plan plus (ii) subject to the limitations set forth in this Section 3, 536,625 or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Section 17 of this Plan. Until the date on which the stockholders of the Company approve an amendment to the Plan (an "Amendment") approving the increase in the number of Shares contemplated by Section 3(ii) above, the Shares subject to the Stock Rights authorized pursuant to Section 3(ii) above (A) shall be segregated from Shares subject to other Awards issued under the Plan and (B) may only be issued pursuant to Non-Qualified Stock Options that will not vest prior to stockholder approval of the Amendment and will terminate if stockholder approval of the Amendment is not obtained at or before the Company's 2009 Annual Meeting of Stockholders. The number of Shares subject to this Plan shall be reduced, share for share, by the number of shares underlying Stock Rights, if any, that are granted under the Company's 1996 Stock and Option Plan after March 22, 2006.

        If an Option granted hereunder ceases to be outstanding, in whole or in part (other than by exercise), or if the Company shall reacquire (at no more than its original issuance price) any Shares issued pursuant to a Stock Grant, or if any Stock Right expires or is forfeited, cancelled or otherwise terminated or results in any Shares not being issued, the unissued Shares that were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan.

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  Exhibit 10.23